UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 22, 2026
Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Summit Drive, Burlington, MA 01803
(Address of principal executive offices and Zip Code)
(888) 229-3682
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of President and Chief Executive Officer

On August 22, 2026, John P. Marotta resigned as President and Chief Executive Officer of Azenta, Inc. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), effective as of August 22, 2026 (the “Effective Date”). Mr. Marotta’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Marotta’s resignation, the Board reduced the size of the Board from nine to eight members.

Appointment of Interim President and Chief Executive Officer

On August 22, 2026, the Board elected Dr. Martin D. Madaus as the Company’s Interim President and Chief Executive Officer, effective as of the Effective Date. Dr. Madaus has served as a member of the Board since January 2024 and is the Chair of the Nominating and Governance Committee of the Board. Dr. Madaus also assumed the duties of the Company’s principal executive officer for Securities and Exchange Commission reporting purposes as of the Effective Date.

Dr. Madaus will continue to serve as a member of the Board. During his interim service as an executive officer of the Company, Dr. Madaus will step down as Chair and a member of the Nominating and Governance Committee of the Board.
Dr. Madaus, age 66, currently serves as a Senior Operating Executive at the Carlyle Group Inc. (NASDAQ: CG), a global investment firm with $485 billion in assets under management. Dr. Madaus has notable experience in strategy, mergers and acquisitions, and commercial transformations, having served as Chairman, President and CEO of Millipore Corporation, where he led its sale to Merck KGaA (FWB: MRK) for $7.2 billion, and also led the $4.2 billion leveraged buyout of Ortho Clinical Diagnostics. Dr. Madaus previously served as Chairman and CEO of Ortho Clinical Diagnostics and, prior to that, served as President and CEO, N.A. of Roche Diagnostics Corp., a subsidiary of Roche Holdings AG (SWX: ROG). Dr. Madaus currently serves as chair of the board of directors of Repligen Corporation (NASDAQ: RGEN) and as a member of the board of directors of Haemonetics Corporation (NYSE: HAE) and previously served on the boards of directors of Quanterix Corporation (NASDAQ: QTRX), Hologic, Inc. (NASDAQ: HOLX) and Standard BioTools Inc. (NASDAQ: LAB). Dr. Madaus received a Doctor of Veterinary Medicine from Ludwig-Maximilians-Universität München and a Ph.D. in Veterinary Medicine from the Tierärztliche Hochschule Hannover.

There is no arrangement or understanding between Dr. Madaus and any other person pursuant to which he was selected as Interim President and Chief Executive Officer. There are no family relationships between Dr. Madaus and any director or executive officer of the Company, and there are no transactions involving Dr. Madaus that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company is reviewing Dr. Madaus’ compensation in connection with his role as Interim President and Chief Executive Officer and expects to provide him with additional compensation that is commensurate with his additional duties.

Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing Dr. Madaus’s election and Mr. Marotta’s resignation is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Limitation on Incorporation by Reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements
. Except for historical information contained in the press release attached to this Current Report on Form 8-K as Exhibit 99.1, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release Dated August 24, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Ephraim Starr
Date: August 24, 2026	Ephraim Starr
Senior Vice President, General Counsel and Secretary